UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
___________

FORM 8-K
___________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported): December 29, 2005

Worldwide Biotech and Pharmaceutical Company
(Exact name of small business issuer as specified in its charter)

Delaware	01-06914	59-0950777
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

4 Fenghui South Road, Jie Zuo Mansion, 15 th Floor, A10-11501,
Xi n, Shaanxi, P.R. China, 710075
(Address of principal executive offices)

86-29-88193339
(Registrant telephone number, including area code)

SUN CITY INDUSTRIES, INC.
110 Sarasota Quay, Sarasota, Florida 34236
(Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.)

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CF$ 240.13e-4(c))

Section 1. Registrant Business and Operations
ITEM 1.01  Entry into Material Definitive Agreement.

On January 19, 2006, Worldwide Biotech and Pharmaceutical Company (“the Company”) by and through its wholly owned subsidiary, Yangling Daiying Biotech & Pharmaceutical Group Co. Ltd. (“Yangling”) formerly Yangling Daiying Biotech Engineering Co. Ltd., a company incorporated in the Shaanxi Province of China, entered into a Reorganization Agreement with Hunan Hua Yang Pharmaceutical Co. Ltd. formerly Hunan Changde Huaan Pharmaceutical Co. Ltd. (“Hua Yang”) and its shareholders Aibin Chen and Zhuobin Lin

Pursuant to this agreement, the Company will issue 482,800 shares of its common stock to the below mentioned shareholders to acquire 51% of Hua Yang. After the reorganization of Hua Yang, Yangling controls 51%, Aibin Chen 34%, and Zhuobin Li 15%. Of the 482,800 shares, Yangling shall have the right to appoint board members. The transaction closed on January 19, 2006, however, the company has not yet issued the required shares.

Yangling also on January 19, 2006 entered into a Reorganization Agreement with Hunan Ze An Pharmaceutical Co. Ltd. (“Ze An”) formerly Hunan Jinjin Pharmaceutical Co. Ltd. and its shareholders Zhongyu Lu, Aibin Chen, and Weiliang Wu. Yangling shall pay 1,440,000 RMB to Weiliang Wu for 18% of Ze An, which equates to $174,123.33 U.S. Dollars, using the agreed upon exchange rate of 8.27 RMB to $1.00 U.S. Dollar. Yangling shall pay to Zhongyu Lu for 37% of Ze An 1,960,000 RMB ($237,001.20) and 120,900 shares of common stock of Worldwide. Yangling shall issue 90,670 shares of common stock of the Company to Aibin Chen for 10% of Ze An. Yangling now controls 65% of Ze An.

The company has paid 3,400,000 RMB to close this transaction which it borrowed from Xi’an Jinjou Sci-Tech Investment Management Co. Ltd., which loan bears interest at 12% per annum. The company has not yet issued the required shares to close this transaction.

Item 4.01 Changes in Registrant Certifying Accountant

On January 19, 2006, the Company engaged Most and Company, LLP, 275 Madison Avenue, New York, New York 10016, to audit the balance sheet of the Company as of December 31, 2005 and 2004, and the related consolidated statements of operations, stockholders equity and cash flows for the same period. They have also been engaged to perform reviews of the Company’s unaudited quarterly consolidated financial information for quarters ending March 31, June 30, and September 30, 2006. The Company had not consulted with Most & Company, LLP regarding the application of accounting principles to any contemplated or completed transactions nor the type of audit opinion that might be rendered on the Company’s financial statements, and neither written nor oral advice was provided that would be an important factor considered by the Company in reaching a decision as to an accounting, auditing or financial reporting issues.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Worldwide Biotech and Pharmaceutical Company

Date: January ____, 2006	By:	/s/ Wenxia Guo

Title: President and CEO